                                                                    Exhibit 99.1

                                                       [HERITAGE FINANCIAL LOGO]

                                                                STOCK ORDER FORM
                     INSTRUCTIONS ARE INCLUDED ON THE REVERSE SIDE OF THIS FORM.
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DEADLINE FOR DELIVERY 10:00 A.M., PACIFIC TIME, ON          , 1997
Please mail the Stock Order Form in the enclosed envelope to the address listed below or hand-deliver to any Heritage Bank office. Heritage Financial is not required to accept copies of Stock Order Forms.
NUMBER OF SHARES                                    OFFICE USE ONLY


 (1) Number of Shares          Price per
 Share                  Total Amount Due   Date Received   Batch #    Order #
                 X $10.00 =   $
 (25 Share Minimum)
METHOD OF PAYMENT                                PURCHASER INFORMATION

                                          (4)(a) [_] Check here if you were a
 (2) [_] Enclosed is a check or money          Heritage Bank STOCKHOLDER on
 order payable to HERITAGE FINANCIAL              , 1997.
 CORPORATION for $                  .     (b) [_] Check here if you are a
                                               Heritage Bank employee, or a
                                               member of the immediate family
                                               of a Heritage employee.

 (3) [_] I authorize Heritage Bank to
 make withdrawal(s) from my Heritage
 Bank account(s) listed below, and I      (5)Check the box which applies.
 understand that the amounts I            (a) [_] Check here if you were a
 authorize will not otherwise be               DEPOSITOR of Heritage Savings
 available to me once this Stock Order         Bank on June 30, 1996. List
 Form is submitted:                            the account(s) you had on that
                                               date.

    ACCOUNT NUMBER(S)      AMOUNT(S)      (b) [_] Check here if you were NOT
                                               a depositor at June 30, 1996,
 ---------------------------------------       but you were a depositor on
                          $                    September 30, 1997. List the
 ---------------------------------------       account(s) you had on that
                          $                    date.
 ---------------------------------------  (c) [_] Check here if you were NOT
                          $                    a depositor at either of the
 ---------------------------------------       above dates, but were a
                          $                    depositor or borrower on
                                               October 24, 1997.

                                          (d) [_] Check here if you have
                                               never been a Heritage Bank
                                               customer.
                                          ACCOUNT TITLE (NAME(S)    ACCOUNT
                                                ON ACCOUNT)          NUMBER
 --------------------------------------   ------------------------------------
       Total Withdrawal   $               ------------------------------------

                                          ------------------------------------
                         --------------
THERE IS NO EARLY WITHDRAWAL PENALTY FOR     IF ADDITIONAL SPACE IS NEEDED,
 THE PURCHASE OF STOCK IN THE OFFERING.     PLEASE USE THE BACK OF THIS STOCK
                                                       ORDER FORM.
STOCK REGISTRATION (PLEASE PRINT CLEARLY)

 (6)                                           (7)
  -----------------------------------------------------------------------------
  (First Name)  (M.I.)     (Last Name)          Social Security# or Tax ID#
                                                (stock certificate will show
                                                only this number)
  -----------------------------------------------------------------------------
  (First Name)  (M.I.)     (Last Name)          Social Security# or Tax ID#
                                               (8)
  -----------------------------------------------------------------------------
  (Street Address)                              (Daytime Phone Number)
  -----------------------------------------------------------------------------
  (City)        (State)       (Zip)             (Evening Phone Number)
 (9) Form of stock ownership
 (check one)

 [_] Individual        [_] Joint Tenants
                                   [_] Tenants in Common       [_] Uniform
 [_] Individual Retirement Account (IRA)                       Transfer to
                       [_] Corporation                         Minors
                                   [_] Fiduciary (Under Agreement Dated    ,
                                   199  )
                                                               [_] Other

NASD AFFILIATION (IF APPLICABLE)
 [_] Check here and initial below if you are a member of the NASD ("National Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.
      (Please initial)
ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
 I(we) acknowledge receipt of the Prospectus dated      , 1997, and I(we) have
 read the terms and conditions described therein (including the section entitled "Risk Factors"). I(we) understand that, after receipt by Heritage Financial, this order may not be modified or withdrawn without the consent of Heritage Financial. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limitation and ownership limitation provisions in the Plan of Conversion. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not federally-insured, and is not guaranteed by Heritage Financial, the FDIC or the Washington state government. Under penalties of perjury, I(we) certify that (1) the Social Security#(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).
 Please sign and date this form. Only one signature is required, unless authorizing a withdrawal from a Heritage Bank deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.

 -------------------------------------              STOCK INFORMATION CENTER:
 Signature Title (if applicable) Date               Heritage Bank
 -------------------------------------                            201 5th
 Signature (if required)         Date                             Ave., S.W.
                                                                  Olympia, WA
                                                                  98501
                                                     QUESTIONS? Call (888)
                                                     849-1078 or (360) 705-
                                                     9190

THIS ORDER NOT VALID UNLESS SIGNED
                                                             9:00 a.m. to 4:00
                                                             p.m., Monday-
                                                             Friday
  THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS, MAY LOSE VALUE AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                          ANY OTHER GOVERNMENT AGENCY.

                         STOCK ORDER FORM INSTRUCTIONS

1--Indicate the number of shares of Heritage Financial common stock that you wish to purchase and indicate the amount due. The minimum purchase is 25 shares or $250. The maximum aggregate purchase in the Offering, i.e. the SUBSCRIPTION, MINORITY STOCKHOLDERS' AND COMMUNITY OFFERING, combined, is $250,000 for an individual (or persons exercising subscription rights through a single eligible account at Heritage Savings Bank), together with associates or group acting in concert. The categories of the Offering are described in
the Prospectus, page   . Heritage Financial Corporation reserves the right to
accept or reject orders placed in the Community Offering or Minority Stockholders Offering. NOTICE TO HERITAGE SAVINGS BANK STOCKHOLDERS: See the
Prospectus, page    for the overall limitation on ownership of Heritage
Financial common stock.

2--Payment for shares may be made by check or money order payable to HERITAGE FINANCIAL CORPORATION. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Heritage Savings Bank's passbook rate from the time funds are received until the Offering is consummated.

3--You may pay for your shares by withdrawal from your Heritage Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the account's contractual rate until the Offering is consummated. PLEASE CONTACT THE STOCK INFORMATION CENTER EARLY IN THE OFFERING PERIOD, IF YOU ARE INTENDING TO UTILIZE HERITAGE SAVINGS BANK IRA FUNDS (OR ANY OTHER IRA FUNDS) TO MAKE YOUR STOCK PURCHASE.

4--Please check one or both of these boxes, if applicable.

5--Check the applicable box. THIS INFORMATION IS VERY IMPORTANT BECAUSE ELIGIBILITY DATES ARE UTILIZED TO PRIORITIZE YOUR ORDER IN THE EVENT THAT WE RECEIVE MORE STOCK ORDERS THAN AVAILABLE STOCK. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Conversion--The Offerings" for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section could result in a loss of all or part of your stock allocation.

  (Continued from previous page)
  ACCOUNT TITLE (NAME(S) ON ACCOUNT)                 ACCOUNT NUMBER
     --------------------------                   ---------------------
     --------------------------                   ---------------------

     --------------------------                   ---------------------

     --------------------------                   ---------------------

6--Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Heritage Savings Bank (i) eligible depositor as of 6/30/96 or (ii) eligible depositor as of 9/30/97 or
depositor or eligible borrower as of      /97, you must register the stock in
the name of one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders at a later date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

7--Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate.

8--Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

9--Please check the one type of ownership applicable to your registration. An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK

  For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Heritage Financial Stock Certificate(s). If you have any questions, please consult your legal advisor.
  Stock ownership must be registered in one of the following manners:

------------------------------------
INDIVIDUAL: Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

------------------------------------
JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.
            JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
            TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

------------------------------------
UNIFORM     Stock may be held in the name of a custodian for a minor under the
TRANSFER    Uniform Transfers to Minors laws of individual states. There may
TO MINORS:  be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform
            Transfers to Minors Act will be abbreviated:

                 JOHN P. JONES CUST SUSAN A. JONES
                 UNIF TRAN MIN ACT WA

------------------------------------
FIDUCIARIES:Stock held in a fiduciary capacity must contain the following:
            1. The name(s) of the fiduciary:
                 --If an individual, list the first given name, middle initial, and last name.
                 --If a corporation, list the corporate title.
                 --If an individual and a corporation, list the corporation's title before the individual.
            2. The fiduciary capacity:
                 --Administrator
                 --Conservator
                 --Committee
                 --Executor
                 --Trustee
                 --Personal Representative
                 --Custodian
            3. The type of document governing the fiduciary relationship.
               Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
            4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
            5. Either of the following:
                        The name of the maker, donor or testator
                               OR
                        The name of the beneficiary
                        Example of Fiduciary Ownership:
                            JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                            UNDER AGREEMENT DATED 6/9/74